Exhibit 99.2

PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2007	2007
	(Unaudited)
	(In thousands,
	except for share data)

ASSETS
Current Assets:
Cash and cash equivalents	$7,620	$1,925
Restricted cash	16,509	19,276
Accounts receivable, net	62,458	62,465
Rebates receivable	30,165	42,417
Inventory	6,224	6,250
Prepaid expenses and other current assets	2,109	2,758
Deferred tax assets	1,952	1,913

Total current assets	127,037	137,004
Property and equipment, net	12,387	14,541
Intangible assets, net	2,312	2,551
Goodwill	99,414	99,414
Other non-current assets	637	799

Total Assets	$241,787	$254,309

LIABILITIES, REDEEMABLE PREFERRED EQUITY AND COMMON STOCKHOLDERS’ EQUITY
Current Liabilities:
Claims payable to pharmacies	$60,272	$58,872
Rebates payable to customers	34,591	44,326
Trade and other payables and accrued expenses	17,626	22,528
Current portion of capital lease obligations	939	989
Customer deposits payable	13,140	12,244
Other current liabilities	214	954

Total current liabilities	126,782	139,913
Capital lease obligations, less current portion	1,245	1,486
Other non-current liabilities	1,518	1,803
Deferred tax liabilities	8,947	8,781

Total liabilities	138,492	151,983

Commitments and Contingencies
Redeemable Preferred Equity:
Series A redeemable convertible preferred stock $.10 par value; 15,000,000 shares authorized, 6,956,522 issued and outstanding, Aggregate liquidation preference of $82,823,017	77,052	76,813
Common Stockholders’ Equity:
Common Stock, $.001 par value; 35,000,000 shares authorized, 10,198,647 and 10,158,221 shares issued, 5,558,747 and 5,518,321 outstanding, respectively	10	10
Additional paid-in capital	134,599	133,120
Accumulated deficit	(56,487)	(55,738)
Treasury stock at cost, 4,639,900 shares	(51,879)	(51,879)

Total common stockholders’ equity	26,243	25,513

Total Liabilities, Redeemable Preferred Equity and Common Stockholders’ Equity	$241,787	$254,309

The accompanying condensed notes are an integral part of these consolidated financial statements.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)
	(In thousands, except for per share data)

Revenue (excludes participant co-payments retained by the pharmacies of $54,411, $70,656, $106,799 and $145,290, respectively)	$168,943	$199,304	$333,850	$388,017
Cost of claims (excludes participant co-payments retained by the pharmacies of $54,411, $70,656, $106,799 and $145,290, respectively)	148,393	176,607	293,636	343,118

Gross profit	20,550	22,697	40,214	44,899
Selling, general and administrative expenses	20,227	20,208	41,790	40,044

Operating income (loss)	323	2,489	(1,576)	4,855

Other income (expense):
Interest expense	(75)	(101)	(176)	(250)
Interest income	579	380	1,151	811
Other income, net	—	8	2	21

	504	287	977	582
Income (loss) before provision (benefit) for income taxes	827	2,776	(599)	5,437
Provision (benefit) for income taxes	68	1,262	(89)	2,511

Net income (loss)	759	1,514	(510)	2,926
Redeemable convertible preferred stock cash dividends	—	1,411	—	2,823
Accretion of transaction expenses	119	119	239	239

Net income (loss) available to common stockholders	$640	$(16)	$(749)	$(136)

Earnings (loss) per common share:
Basic	$0.12	$0.00	$(0.14)	$(0.03)

Diluted	$0.12	$0.00	$(0.14)	$(0.03)

Weighted average number of common shares outstanding:
Basic	5,535	5,469	5,528	5,430

Diluted	5,535	5,469	5,528	5,430

The accompanying condensed notes are an integral part of these consolidated financial statements.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			Additional
	Common Stock		Paid-in	Accumulated	Treasury Stock
	Shares	Amount	Capital	Deficit	Shares	Amount	Total
	(Unaudited)
	(In thousands)

Balances at June 30, 2007	10,158	$10	$133,120	$(55,738)	4,640	$(51,879)	$25,513
Accretion of transaction expenses related to preferred stock offering	—	—	—	(239)	—	—	(239)
Exercise of stock options	36	—	266	—	—	—	266
Issuance of common stock for consulting services	4	—	63	—	—	—	63
Stock option income tax benefit	—	—	47	—	—	—	47
Issuance of common stock in connection with restricted stock activity	1	—	—	—	—	—	—
Stock-based compensation	—	—	1,103	—	—	—	1,103
Net loss	—	—	—	(510)	—	—	(510)

Balances at December 31, 2007	10,199	$10	$134,599	$(56,487)	4,640	$(51,879)	$26,243

The accompanying condensed notes are an integral part of these consolidated financial statements.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	December 31,	December 31,
	2007	2006
	(Unaudited)
	(In thousands)

Cash flows from operating activities:
Net (loss) income	$(510)	$2,926
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,977	4,578
Issuance of common stock for consulting services	63	—
Stock-based compensation expense	1,103	2,068
Amortization of deferred gain	—	(21)
Amortization of deferred financing costs	182	56
Loss on impairment of capital assets	95	—
Provision for doubtful accounts	136	911
Deferred income tax provision	127	1,022
Excess tax benefit from exercise of stock options	(7)	—
Net changes in assets and liabilities:
Restricted cash	2,767	381
Accounts receivable, net	(129)	(4,771)
Rebates receivable	12,252	1,863
Inventory	26	(613)
Prepaid expenses and other current assets	649	(2,972)
Other non-current assets	(20)	(175)
Claims payable to pharmacies	1,400	(5,539)
Rebates payable to customers	(9,735)	4,792
Trade and other payables and accrued expenses	(4,924)	(4,005)
Customer deposits payable	896	2,205
Other current liabilities	(693)	5,371
Other non-current liabilities	(285)	(70)

Net cash provided by operating activities	7,370	8,007

Cash flows from investing activities:
Capital expenditures	(1,419)	(2,439)
Acquisition of PPP	—	(901)
Acquisition of MPP	—	(100)
Proceeds from sale of capital assets	—	5

Net cash used in investing activities	(1,419)	(3,435)

Cash flows from financing activities:
Proceeds from exercise of stock options	266	1,852
Payment of redeemable convertible preferred stock cash dividends	—	(1,412)
Excess tax benefit from exercise of stock options	7	—
Repayments of capital lease obligations	(529)	(1,662)

Net cash used in financing activities	(256)	(1,222)

Net increase in cash and cash equivalents	5,695	3,350
Cash and cash equivalents at beginning of period	1,925	8,410

Cash and cash equivalents at end of period	$7,620	$11,760

The accompanying condensed notes are an integral part of these consolidated financial statements.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All in thousands, except share amounts)
(UNAUDITED)

1.	BUSINESS AND BASIS OF PRESENTATION

National Medical Health Card Systems, Inc. (the “Company” or “NMHC”) provides comprehensive pharmacy benefit management (“PBM”) services to plan customers, which include managed care organizations, local governments, unions, corporations, health maintenance organizations (“HMO”), employers, workers’ compensation plans, third party health care plan administrators and federal and state government programs through its network of licensed pharmacies throughout the United States. The Company’s PBM services include electronic point-of-sale pharmacy claims management, retail pharmacy network management, mail service pharmacy claims management, specialty pharmacy claims management, Medicare Part D services, benefit design consultation, preferred drug management programs, drug review and analysis, consulting services, data access and reporting and information analysis. The Company owns a mail service pharmacy (“Mail Service”) and a specialty pharmacy (“Specialty Service”). In addition, the Company is a national provider of drug benefits to its customers under the federal government’s Medicare Part D program.

The accompanying unaudited interim condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.

The accompanying unaudited interim condensed consolidated financial statements have been prepared pursuant to the Securities and Exchange Commission’s (“SEC”) rules and regulations for reporting on Form 10-Q. Accordingly, certain information and disclosures required by accounting principles generally accepted in the United States for complete consolidated financial statements are not included herein. In the opinion of the Company’s management, all adjustments, which include adjustments of a normal recurring nature necessary for a fair statement of the financial position, results of operations and cash flows at the dates and for the periods presented, have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for the full year. The unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of June 30, 2007 included in the Company’s Annual Report on Form 10-K.

Certain amounts in the consolidated financial statements of prior periods have been reclassified to conform to current period presentation for comparative purposes.

2.	RECENTLY ADOPTED FINANCIAL ACCOUNTING STANDARD

On July 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation Number 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 establishes a recognition threshold and measurement for income tax positions recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a two-step evaluation process for tax positions taken, or expected to be taken, in a tax return. The first step is recognition and the second is measurement. For recognition, an enterprise judgmentally determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of related appeals or litigation processes, based on the technical merits of the position. If the tax position meets the more-likely-than-not recognition threshold it is measured and recognized in the financial statements as the largest amount of tax benefit that is greater than 50% likely of being realized. If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of that position is not recognized in the financial statements. FIN 48 also provides guidance on derecognition of recognized tax benefits, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The adoption of the provisions of FIN 48 did not have an impact on the Company’s consolidated financial position. The Company does not have any unrecognized tax benefits and has not recognized any interest or

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

penalties in the consolidated statements of income for the periods presented. The Company’s continuing practice is to record any interest or penalties related to tax positions in selling, general and administrative expenses in its consolidated statements of income. The Company files income tax returns in the U.S. federal jurisdiction and various states. There is currently an Internal Revenue Service (“IRS”) examination in process for the fiscal years ended June 30, 2006 and 2005. The examination is in the beginning stages and no projections as to the outcome can be made at this time. The Company is no longer subject to U.S. federal income tax examinations by the IRS and most state and local authorities for fiscal tax years ended prior to July 1, 2003. Certain state authorities may subject the Company to examination for fiscal tax years ended June 30, 2003.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”) to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (i) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (ii) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). SFAS No. 157 is effective for fiscal years that begin after November 15, 2007, which for the Company is July 1, 2008, and will be applied prospectively. The Company is currently evaluating the impact SFAS No. 157 will have on its consolidated financial statements and is not yet in a position to determine what, if any, effects SFAS No. 157 will have on the consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”) to provide companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS No. 159 is to reduce both the complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 is effective for fiscal years that begin after November 15, 2007, which for the Company is July 1, 2008, and will be applied prospectively. The Company is currently evaluating the impact SFAS No. 159 will have on its consolidated financial statements and is not yet in a position to determine what, if any, effects SFAS No. 159 will have on the consolidated financial statements.

4.	MEDICARE PRESCRIPTION DRUG PLAN SPONSOR

In July 2006, the Company received approval from the Centers for Medicare & Medicaid Services (“CMS”) to operate as a national prescription drug plan (“PDP”) sponsor under Part D of the Medicare program through its wholly-owned subsidiary, NMHC Group Solutions Insurance, Inc. (“NMHC Group Solutions”), which commenced on January 1, 2007. As an approved PDP sponsor, NMHC Group Solutions is able to provide PDP Medicare benefits to employer groups wishing to contract indirectly with CMS to offer a PDP to eligible members. In addition, as an approved PDP sponsor, NMHC Group Solutions is able to operate as a risk-bearing entity for employer groups.

Effective January 1, 2008, NMHC Group Solutions entered into a contract with CMS to provide “800 Series Only” Medicare Part D benefits solely to employer groups and discontinued offering its PDP to individual enrollees. In addition, effective January 1, 2008, NMHC Group Solutions only provides non-risk bearing Medicare benefits to employer groups that will directly reimburse it for any prescription drug costs. NMHC Group Solutions does not intend to offer its PDP to employer groups in instances where it could be

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

subject to risk. This change in PDP offerings may allow NMHC Group Solutions to decrease the statutory capital and surplus amounts maintained in its restricted cash accounts and to no longer be subject to state licensure requirements in the majority of the 50 states and territories, other than in its domicile state of Delaware.

In order for NMHC Group Solutions to maintain its risk-bearing licensures, it must fulfill statutory capital and surplus requirements. NMHC Group Solutions currently maintains $5,285 in a restricted cash account to fulfill such requirements. Currently, NMHC Group Solutions holds licensure in its domicile state, Delaware, and in four additional states to operate as a risk-bearing entity under Part D of the Medicare program. As of December 31, 2007, NMHC Group Solutions had $102 in escrow for the protection of Delaware policyholders and an additional $616 in Delaware accounts set aside to fulfill other state deposit requirements. CMS also requires that NMHC Group Solutions maintain $100 in a restricted escrow account for the benefit of policyholders to comply with insolvency requirements.

5.	RESTRICTED CASH

Restricted cash balances were $16,509 and $19,276 as of December 31, 2007 and June 30, 2007, respectively. These cash balances are primarily restricted in order (i) for the Company to maintain its risk-bearing licensures and continue to apply for additional licensures in the various states relating to its PDP, (ii) for the Company to comply with contractual terms with customers, and (iii) to satisfy liabilities incurred by the Company on the customer’s behalf for the adjudication of pharmacy claims. Once the Company adjudicates pharmacy claims on behalf of a customer in which it’s maintaining restricted cash, the Company reclassifies such restricted cash into cash and cash equivalents.

6.	NEW MOUNTAIN TRANSACTION

The Company entered into an amended and restated preferred stock purchase agreement, dated as of November 26, 2003, with New Mountain Partners, L.P. (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company agreed, subject to various conditions, to issue to New Mountain Partners, L.P. a total of 6,956,522 shares of series A redeemable convertible preferred stock (the “Series A Preferred Stock”) at a purchase price of $11.50 per share, for aggregate proceeds of approximately $80,000. On March 19, 2004, the Company completed the sale of the Series A Preferred Stock to New Mountain Partners, L.P. and used approximately $49,000 of the proceeds of the sale of the Series A Preferred Stock to purchase, pursuant to a tender offer, 4,448,900 shares of the Company’s outstanding common stock at $11.00 per share (collectively, the “New Mountain Transaction”). Prior to the closing of the New Mountain Transaction, Bert E. Brodsky, a former chairman of the Board of Directors, and certain stockholders related to him, held (assuming the exercise of options and warrants to acquire 330,000 shares of the Company’s common stock held by Mr. Brodsky, which occurred in April 2004), in the aggregate, approximately 59% of the Company’s outstanding common stock and had agreed to tender 4,448,900 shares, or approximately 54% of the Company’s outstanding common stock, held by them, into the tender offer. No other stockholders tendered shares in the offer.

Following the completion of the tender offer, and the exercise of the options and warrants held by Mr. Brodsky, which occurred in April 2004, New Mountain Partners, L.P. owned securities at March 19, 2004 that were initially convertible into approximately 64% of the Company’s issued and outstanding common stock and prior to conversion of the Series A Preferred Stock were entitled to cast that number of votes that is equal to approximately 60% of the Company’s aggregate voting power. Following the closing of the New Mountain Transaction, New Mountain Partners, L.P. was entitled to and did nominate and elect 60% of the members of the Company’s Board of Directors.

The Company used the remaining proceeds from the issuance and sale of the Series A Preferred Stock of approximately $24,000, excluding expenses related to the closing of the New Mountain Transaction, for the

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition of Inteq PBM, L.P., The INTEQ-RX Group, LLP and certain other owners named therein (collectively “Inteq”) and for working capital purposes.

The Series A Preferred Stock provides for an initial annual cash dividend equal to 7% of the investment amount, which decreases to 3.5% after the fifth anniversary of issuance. Initially, the Series A Preferred Stock was convertible into common stock at a price of $11.50 per share of common stock, or an aggregate of 6,956,522 shares of the Company’s common stock. Subject to certain conditions, the aggregate liquidation value of the Series A Preferred Stock is the greater of $11.50 per share plus all unpaid dividends, whether or not declared, or the amount that would be payable to a holder of the Series A Preferred Stock if the Series A Preferred Stock was converted into common stock immediately prior to the liquidation. The Company’s Board of Directors did not declare a dividend on the Series A Preferred Stock for the fiscal quarters ended September 30, 2007 and December 31, 2007. Accordingly, the aggregate liquidation value of the Series A Preferred Stock increased by $2,823 and the number of shares of common stock into which the preferred stock may convert increased by 245,479.

After March 19, 2008, if the Company’s common stock is trading at or above a stated level, and subject to the satisfaction of other conditions, the Company may, at its option, redeem shares of the Series A Preferred Stock at a price equal to its reported value on the Company’s consolidated balance sheet plus all unpaid dividends, whether or not declared. After March 19, 2011, the Company may, at its option, redeem shares of Series A Preferred Stock at a price equal to $11.50 per share plus all unpaid dividends, whether or not declared. After March 19, 2014, each holder of shares of Series A Preferred Stock may require the Company to redeem all or a part of that holder’s shares of Series A Preferred Stock at a price equal to $11.50 per share plus all unpaid dividends, whether or not declared.

Upon the closing of the New Mountain Transaction, the Company recorded a non-recurring, non-cash charge to net income available to holders of the Company’s common stock for a beneficial conversion feature related to the Series A Preferred Stock. Such non-cash charge reflected the difference between the fair market value of the Company’s common stock on the date of the closing of the New Mountain Transaction ($24.00 per share as of March 19, 2004) and the effective conversion price of $11.29 (after deducting the closing payment of $1,450 payable to New Mountain Partners, L.P.) multiplied by 6,956,522, the number of shares of the Company’s common stock into which the Series A Preferred Stock held by New Mountain Partners, L.P. is convertible. The maximum amount of the beneficial conversion feature was limited to $80,000, which was the purchase price of the Series A Preferred Stock.

7.	BUSINESS ACQUISITIONS

Maintenance Prescriptions Programs, Inc.  In July 2006, the Company entered into an Asset Purchase Agreement with Maintenance Prescriptions Programs, Inc., a New York corporation, and certain other owners named therein (collectively “MPP”), pursuant to which the Company agreed to acquire a customer contract from MPP relating to their mail service business. The aggregate purchase price of the acquired asset was $355. The Company has paid the former owners of MPP $266 from the Company’s working capital with the remainder of the purchase price due by July 31, 2008. The purchase price for this contract was allocated to intangible assets and is being amortized over three years.

Pharmaceutical Care Network.  On March 7, 2005, the Company acquired all of the outstanding stock of Pharmaceutical Care Network (“PCN”), a California corporation, from the California Pharmacists Association (“CPhA”). PCN provided customary PBM services to corporations, HMO’s, insurance companies, third party administrators and union trusts. The aggregate purchase price of PCN was $13,000. In addition, the Company agreed to pay earnouts to CPhA, as additional purchase price, up to $30,000 over a three-year period if certain financial and performance targets are achieved. As of December 31, 2007, the financial and performance targets had not been achieved. The funds for the payment of the purchase price in connection

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

with the PCN acquisition were obtained from the Company’s working capital and the JPMorgan Credit Facility. See Note 9, “Line of Credit” for more information.

In addition to the $13,000 purchase price for the acquisition of PCN, there were $561 of acquisition related expenses incurred by the Company. Of the $13,000, $10,500 was paid to CPhA and certain of PCN’s current and former employees who participated in its Long Term Incentive Plan, and $2,500 was deposited into escrow to secure CPhA’s obligations under the purchase agreement. All escrow amounts securing CPhA’s obligations under the purchase agreement were released in accordance with the terms of the purchase agreement. At the time of the acquisition, PCN had approximately $30,942 of assets which included $16,711 of cash, $2,734 of restricted cash, $3,204 of accounts receivable, $6,090 of rebates receivable, $1,139 of other assets and $1,064 of property and equipment. They also had approximately $27,040 of liabilities which included $26,848 of claims and accounts payable, $97 of other current liabilities and $95 of other long-term liabilities. As a result of the PCN acquisition, $2,842 of severance and exit costs were accrued with $1,213 recorded as a deferred tax asset and $1,629 recorded as additional goodwill. Of this amount, $1,349 was paid as of December 31, 2007 and $332 was offset against goodwill as various employees did not satisfy conditions to receive their originally designated severance package. The acquisition was accounted for under the purchase method of accounting and the results of PCN’s operations were included in the consolidated financial statements commencing as of the closing date of the PCN acquisition. The excess of the acquisition costs over the fair value of identifiable net assets acquired was $12,053, and consisted of the following components: (i) “know how” and computer software valued at $870 which are being amortized over ten years; (ii) customer relationships valued at $380 which are being amortized over ten years; and (iii) goodwill of $10,803. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” (“SFAS No. 142”) the goodwill is not being amortized.

Ascend.  On July 31, 2003, the Company entered into a Stock Purchase Agreement with Portland Professional Pharmacy (“PPRX”), Portland Professional Pharmacy Associates (“PRXA”, and together with PPRX, “Specialty”, “Specialty Service”, “PPP” or “Ascend”) and the individual shareholders (the “PPP Shareholders”) to purchase all of the shares of PPP for $3,150. PPP provides a broad range of specialty-pharmacy services, including women’s health, pediatric care, men’s health and transplant. Funds for the PPP acquisition were obtained from the JPMorgan Credit Facility. See Note 9, “Line of Credit” for more information. The Company has positioned PPP as a preferred provider with PPP’s target markets while focusing on the extension of their specialty services to the Company’s PBM segment. In addition, the Company agreed to pay earnouts to the PPP Shareholders, as additional purchase price, up to $7,000 over a three-year period if the PPP business achieved certain financial targets. At the Company’s sole discretion, as much as 50% of the $7,000 could be settled in the form of the Company’s common stock. For the first year ended July 31, 2004, $716 was earned and was settled on September 15, 2004. Of this amount, $358 was paid in cash and $358 was settled in the form of the Company’s common stock (12,650 shares at $28.30 per share). For the second year ended July 31, 2005, $850 was earned and was settled on September 15, 2005. Of this amount, $425 was paid in cash and $425 was settled in the form of the Company’s common stock (17,127 shares at $24.84 per share). For the third year ended July 31, 2006, $931 was earned and was settled on September 30, 2006. Of this amount, $901 was paid in cash and $30 offset various legal fees paid by the Company on behalf of the former PPP Shareholders.

In addition to the $3,150 purchase price for PPP, there were $77 of acquisition related expenses incurred by the Company. At the time of the acquisition, PPP had approximately $1,664 of assets which included $177 of cash, $889 of accounts receivable, $539 of inventory, and $59 of property and equipment. PPP also had approximately $1,423 of liabilities, which included $609 of bank debt, which was paid at closing and $814 of miscellaneous payables. The acquisition was accounted for under the purchase method of accounting and the results of PPP’s operations were included in the consolidated financial statements commencing with the acquisition date. The excess of the acquisition costs over the fair value of identifiable net assets acquired was $2,986, and consisted of the following components: (i) customer relationships valued at $295 which are being

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amortized over seven years; (ii) employment and non-compete agreements valued at $100 each which are being amortized over four years; (iii) the Portland Professional Pharmacy trade name valued at $100 which is being amortized over four years; and (iv) goodwill of $2,391. From the date of acquisition through December 31, 2007, goodwill has increased by $2,497, which represents the cumulative amount of earnouts earned by PPP. In accordance with SFAS No. 142, the goodwill is not being amortized. For tax purposes the Company has made an election which will allow it to amortize the goodwill and other intangibles over fifteen years.

8.	GOODWILL AND INTANGIBLE ASSETS, NET

As of December 31, 2007 and June 30, 2007, the carrying amount of goodwill for the PBM and Specialty segments was $94,526 and $4,888, respectively. Goodwill is primarily comprised of the excess acquisition costs over the fair value of the net tangible and identifiable assets acquired by the Company, which has been allocated to goodwill. Goodwill also includes any earnouts earned in conjunction with the various business acquisitions. There has been no impairment of goodwill during the six months ended December 31, 2007. As of December 31, 2007, $82,021 of the Company’s goodwill is deductible for income tax purposes on a straight-line basis over 15 years.

The following is a summary of the Company’s intangible assets:

	December 31, 2007			June 30, 2007
	Gross			Gross
	Carrying	Accumulated	Net Book	Carrying	Accumulated	Net Book
	Amount	Amortization	Value	Amount	Amortization	Value

Intangible assets:
PBM(1)	$7,034	$4,831	$2,203	$7,034	$4,619	$2,415
Specialty(2)	595	486	109	595	459	136

Total	$7,629	$5,317	$2,312	$7,629	$5,078	$2,551

(1)	Primarily comprised of the excess acquisition costs over the fair value of the net tangible and identifiable assets acquired by the Company, which has been allocated to intangible assets. The intangible assets consist primarily of customer relationships. See Note 7, “Business Acquisitions” for more information.

(2)	Represents the Specialty Service segment primarily reflecting the excess of the Ascend purchase price over the net tangible and identifiable assets acquired, which has been allocated to intangible assets. The intangible assets consist primarily of customer relationships and employment agreements. See Note 7, “Business Acquisitions” for more information.

9.	LINE OF CREDIT

On January 28, 2005, the Company and certain of its subsidiaries entered into a five-year $65,000 line of credit (the “Credit Facility”) with a syndicate of commercial banks led by JPMorgan Chase Bank, N.A. (“JPMorgan”).

The Credit Facility is secured by the Company’s consolidated assets. The Credit Facility requires the Company to be in compliance with financial and other covenants. The three defined financial covenants include: (i) consolidated net worth; (ii) consolidated fixed charge ratio; and (iii) consolidated debt to EBITDA ratio. The Company was in compliance with all covenants as set forth in the Credit Facility, as amended, as of December 31, 2007. On September 30, 2007, the Company received an amendment and waiver to its Credit Facility with JPMorgan, to temporarily amend and waive certain provisions of the Credit Facility. As a result of the amendment and waiver, among other things, (i) the Company is entitled to borrow up to $25,000 pursuant to the Credit Facility, (ii) the maturity date of the Credit Facility was accelerated to March 31, 2008,

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(iii) through the maturity date of the Credit Facility, the spread at which the Company can borrow is 2.25% above LIBOR and the Federal funds rate and 1.25% above JPMorgan’s prime rate, and the fee incurred by the Company on the unutilized portion of its Credit Facility is 0.50%.

As of December 31, 2007, the Company had no outstanding borrowings under its Credit Facility.

The Company has a $250 irrevocable letter of credit which the Company has granted in favor of one of its customers to secure any indemnity obligations that may arise during the term of the customer agreement.

The irrevocable letter of credit is cancellable upon the termination of the customer agreement. As of December 31, 2007, no amounts were drawn under this letter of credit.

10.	SEGMENT REPORTING

The Company has two reportable segments, PBM and Specialty Service. The PBM segment includes the sale of traditional prescription drugs to the Company’s customers and their participants, either through the Company’s nationwide network of pharmacies or the Company’s Mail Service pharmacy. The Specialty Service segment primarily includes the sale of higher margin specialty pharmacy products and services for the treatment of chronic and potentially life-threatening diseases.

The chief operating decision maker assesses the Company’s performance of its operating segments through their gross profit, defined as segment revenue less segment cost of claims. Selling, general and administrative expenses are reported as corporate expenses. In addition, interest and other income and interest expense are reported in the corporate category.

The following tables present selected financial information about the Company’s reportable segments.

		Specialty	Intersegment
Six Months Ended December 31, 2007	PBM	Service	Elimination	Corporate	Total

Revenue	$319,735	$34,414	$(20,299)	$—	$333,850
Cost of claims	281,530	29,702	(17,596)	—	293,636

Gross profit	38,205	4,712	(2,703)	—	40,214
Selling, general and administrative expenses	—	—	—	41,790	41,790
Interest and other income	—	—	—	1,153	1,153
Interest expense	—	—	—	(176)	(176)

Loss before benefit from income taxes	—	—	—	—	(599)
Benefit from income taxes	—	—	—	—	(89)

Net loss	—	—	—	—	$(510)

Total identifiable assets	$231,402	$137,708	$(127,323)	—	$241,787

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Specialty	Intersegment
Six Months Ended December 31, 2006	PBM	Service	Elimination	Corporate	Total

Revenue	$377,142	$24,023	$(13,148)	$—	$388,017
Cost of claims	333,615	20,957	(11,454)	—	343,118

Gross profit	43,527	3,066	(1,694)	—	44,899
Selling, general and administrative expenses	—	—	—	40,044	40,044
Interest and other income	—	—	—	832	832
Interest expense	—	—	—	(250)	(250)

Income before provision for income taxes	—	—	—	—	5,437
Provision for income taxes					2,511

Net income	—	—	—	—	$2,926

Total identifiable assets	$273,175	$64,805	$(54,289)	—	$283,691

		Specialty	Intersegment
Three Months Ended December 31, 2007	PBM	Service	Elimination	Corporate	Total

Revenue	$160,833	$19,874	$(11,764)	$—	$168,943
Cost of claims	141,445	17,225	(10,277)	—	148,393

Gross profit	19,388	2,649	(1,487)	—	20,550
Selling, general and administrative expenses	—	—	—	20,227	20,227
Interest and other income	—	—	—	579	579
Interest expense	—	—	—	(75)	(75)

Income before provision for income taxes	—	—	—	—	827
Provision for income taxes	—	—	—	—	68

Net income	—	—	—	—	$759

Total identifiable assets	$231,402	$137,708	$(127,323)	—	$241,787

		Specialty	Intersegment
Three Months Ended December 31, 2006	PBM	Service	Elimination	Corporate	Total

Revenue	$192,919	$13,860	$(7,475)	$—	$199,304
Cost of claims	171,026	12,073	(6,492)	—	176,607

Gross profit	21,893	1,787	(983)	—	22,697
Selling, general and administrative expenses	—	—	—	20,208	20,208
Interest and other income	—	—	—	388	388
Interest expense	—	—	—	(101)	(101)

Income before provision for income taxes	—	—	—	—	2,776
Provision for income taxes					1,262

Net income	—	—	—	—	$1,514

Total identifiable assets	$273,175	$64,805	$(54,289)	—	$283,691

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	EARNINGS PER SHARE

For the fiscal quarters ended December 31, 2007 and 2006, the number of weighted average shares used in the basic and diluted earnings per share (“EPS”) calculation is 5,534,635 and 5,468,552, respectively.

The Company reports EPS in accordance with SFAS No. 128, “Earnings per Share.” Basic EPS are computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock issued and outstanding during the reporting period. Diluted EPS are calculated to give effect to all potentially dilutive common shares that were outstanding during the reporting period. During the fiscal quarters and six months ended December 31, 2007 and 2006, all of the Company’s redeemable convertible preferred stock issued to New Mountain Partners, L.P. was excluded from the diluted earnings per share calculation because their inclusion would have been anti-dilutive. If the Company were to include the assumed conversion of redeemable convertible preferred stock and the outstanding options to purchase shares of common stock during the fiscal quarters ended December 31, 2007 and 2006, 6,956,522 equivalent shares of redeemable convertible preferred stock would have been added to the basic weighted average shares outstanding to compute the diluted weighted average shares outstanding.

12.	STOCK-BASED COMPENSATION PLANS AND EMPLOYEE BENEFIT PLAN

Employee Stock Option Plan

The Company grants stock options under the 1999 Stock Option Plan, as amended (the “Plan”). Stock option grants are designed to reward employees for their long-term contributions to the Company and provide incentives for them to remain with the Company. The number and frequency of stock option grants are based on competitive practices, operating results of the Company, and government regulations.

The maximum number of shares of common stock issuable over the term of the Plan is limited to 4,850,000 shares plus an indeterminable number of shares of common stock issuable upon the exercise of “reload options.” There are no options outstanding that contain the “reload” provision. The Plan permits the granting of stock options, stock grants, stock units and stock appreciation rights to employees (including employee directors and officers) and consultants of the Company and its subsidiaries and affiliates, and non-employee directors of the Company. Options granted under the Plan have an exercise price of at least 100% of the fair market value of the underlying stock, or 110% in the case of an individual who owns more than 10% of the combined voting power of all classes of stock of the Company on the grant date. Options granted under the Plan generally vest over a three or four-year period. As of December 31, 2007, there are 1,330,226 shares of stock that are reserved for future issuances under the Plan.

The Company did not grant any options during the six months ended December 31, 2007. The weighted-average grant date fair value of employee stock options granted during the six months ended December 31, 2006 was $8.07 using the lattice-binomial model with the following weighted-average assumptions:

Expected volatility	58.2%
Risk-free interest rate	4.73%
Expected dividend yield	0.0%
Expected life (years)	5.5 years
Post-vesting terminations	1.0%
Sub-optimal exercise factor	3.82

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summarized information related to stock option activity for the six months ended December 31, 2007 is as follows:

			Weighted-
			Average
			Remaining	Aggregate
	Number of	Weighted-Average	Contractual	Intrinsic
	Options	Exercise Price	Term (In Years)	Value

Outstanding at June 30, 2007	1,144,136	$22.22	6.22	$1,204
Granted	—	—	—	—
Exercised	(35,047)	7.60	—	—
Cancelled/forfeited	(222,119)	22.38	—	—

Outstanding at December 31, 2007	886,970	$22.81	5.32	$19

Exercisable at December 31, 2007	395,564	$24.35	4.08	$19

The total intrinsic value of options exercised during the six months ended December 31, 2007 and 2006 was $76 and $250, respectively. The total fair value of shares vested during the six months ended December 31, 2007 and 2006 was $1,180 and $2,558, respectively. The Company expects the majority of outstanding nonvested options to vest.

Nonvested stock option activity for the six months ended December 31, 2007 is as follows:

		Weighted-Average
	Number of	Grant Date Fair
	Options	Value

Nonvested at June 30, 2007	659,659	$13.04
Granted	—	—
Vested	(88,445)	13.34
Cancelled/forfeited	(79,808)	11.96

Nonvested at December 31, 2007	491,406	$13.16

As of December 31, 2007, there was $3,482 of total unrecognized compensation related to outstanding nonvested stock options. That cost is expected to be recognized over a weighted-average period of 26 months.

Pursuant to an agreement dated February 23, 2007 (“Chairman Agreement”), Thomas W. Erickson was appointed the Company’s Chairman of the Board of Directors. On March 12, 2007, the Company granted Mr. Erickson an option to acquire 100,000 shares of the Company’s common stock with an exercise price of $14.02 per share (the closing price of the Company’s common stock on March 12, 2007). Except as specifically provided for in the stock option agreement, the option vests and becomes exercisable upon the satisfaction of the following two conditions: (i) Mr. Erickson shall have been a director of the Company through at least February 23, 2008 (the “First Anniversary”) or Mr. Erickson shall have resigned at the request of the Board of Directors or have been involuntarily terminated on or prior to the First Anniversary and (ii) a change in control (as defined in the Chairman Agreement) shall have occurred. The option immediately vests upon a change in control prior to the First Anniversary. The option expires on the tenth anniversary of the stock option agreement. This option has both service and performance conditions as defined in SFAS No. 123 (revised 2004), “Share-Based Payment”, (“SFAS No. 123R”). In accordance with the provisions of SFAS No. 123R, recognition of stock compensation expense will be deferred until when/or if a change of control is consummated.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Restricted Stock Grant Plan

In October 2004, the Company’s Board of Directors approved the adoption of the Company’s Amended and Restated 2000 Restricted Stock Grant Plan (the “Stock Grant Plan”), under which 700,000 shares of the Company’s common stock have been reserved for issuance. The Stock Grant Plan provides for the issuance of shares of restricted stock or restricted stock units that are subject to both standard restrictions on the sale or transfer of such shares and/or restrictions that the Company’s Board of Directors may impose, such as restrictions relating to length of service, corporate performance or other restrictions. All restricted stock and restricted stock unit awards are settled in shares of the Company’s common stock. No restricted stock units have been granted under the Stock Grant Plan.

All restricted stock awards issued under the Stock Grant Plan are valued at the closing market value of the Company’s common stock on the date of grant. The fair value of the restricted stock award is expensed on a straight-line basis over the vesting period. During the six months ended December 31, 2007 and 2006, stock-based compensation expense related to restricted stock awards was $167 and $105, respectively.

Summarized information related to restricted stock awards for the six months ended December 31, 2007 is as follows:

		Weighted
		Average	Aggregate
		Grant Date	Intrinsic
	Shares	Fair Value	Value

Outstanding at June 30, 2007	42,540	$19.75	$840
Granted	269,000	8.88	—
Converted to common stock	(1,036)	14.98	—
Cancelled/forfeited	(4,538)	14.07	—

Outstanding at December 31, 2007	305,966	$14.24	$4,357

As of December 31, 2007, there was $2,734 of total unrecognized compensation related to nonvested restricted stock awards. That cost is expected to be recognized over a weighted-average period of 38 months. The Company expects the majority of the nonvested restricted stock awards to vest.

13.	SUPPLEMENTAL CASH FLOW INFORMATION

Six Months Ended December 31,	2007	2006
Cash paid:
Interest	$229	$148
Income taxes	$11	$367

During the six months ended December 31, 2007, the Company financed $238 of capital expenditures through capital lease obligations. The Company’s Board of Directors did not declare a dividend on the Series A Preferred Stock for the fiscal quarters ended September 30, 2007 and December 31, 2007.

14.	MAJOR CUSTOMERS AND PHARMACIES

For the three and six months ended December 31, 2007, 21.0% and 19.5%, respectively, of the Company’s revenue was from Boston Medical Center Health Plan, Inc. (“BMC”) a current customer, which is reported within the PBM segment. Amounts due from BMC approximated $5,699 as of December 31, 2007. In addition, for the three and six months ended December 31, 2007, 20.1% and 19.4%, respectively, of the Company’s revenue was from State of Hawaii (“SOH”), a current customer, which is reported within the PBM segment. Amounts due from SOH approximated $4,151 as of December 31, 2007.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the three and six months ended December 31, 2007, no pharmacy chain accounted for more than 10% of the Company’s total cost of claims. For the three and six months ended December 31, 2006, approximately 12% of the Company’s cost of claims was from one pharmacy chain.

15.	COMMITMENTS AND CONTINGENCIES

The Company is currently involved in various claims and legal proceedings and other disputes with third parties that arise from time to time in the ordinary course of business. The Company has considered these proceedings and disputes in determining the necessity of any reserves for losses that are probable and reasonably estimable in accordance with SFAS No. 5, “Accounting for Contingencies”. The Company’s recorded reserves are based on estimates developed with consideration given to the potential merits of claims, the range of possible settlements, advice from outside counsel, and management’s strategy with regard to the settlement of such claims or defense against such claims.

The Company has an agreement with an unrelated third party that may be risk-bearing in nature. As of December 31, 2007, the Company has not done any business in relation to this agreement.

16.	MANAGEMENT CHANGES

In May 2007, the Company took steps to execute a series of management changes which included the termination of various members of the Company’s management. As a result of these management changes, $1,938 of one-time termination benefits were incurred in connection with these and other management changes and accrued as of June 30, 2007. The one-time termination benefits were included in selling, general and administrative expenses in the consolidated statement of income. Of this amount, $977 was paid as of December 31, 2007.